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EXHIBIT 99


PRESS RELEASE


          S1 CORPORATION ANNOUNCES DATE OF ANNUAL SHAREHOLDER MEETING

        ATLANTA, GA. - APRIL 19, 2002 -- S1 Corporation (NASDAQ: SONE), a leading global provider of Enterprise eFinance solutions, announced today that it will hold its Annual Shareholder Meeting on Thursday, May 23, 2002 at 8:30 a.m. EDT at the J.W. Marriott Hotel, 3300 Lenox Road NE, Atlanta, Georgia 30326. Holders of record of S1's common stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock as of the close of business on April 19, 2002 will be entitled to vote at the meeting and will receive written notice of the meeting and copies of the proxy materials.

ABOUT S1 CORPORATION

S1 (NASDAQ: SONE) is a leading global provider to more than 3,700 banks, credit unions, insurance providers, and investment firms of enterprise software solutions that turn customer interactions into profits. S1's Enterprise eFinance solutions deliver a transactionable, customer-centric view across all delivery channels, resulting in a more compelling experience for the customers and a more profitable relationship for the financial institution. S1 is the only eFinance provider with the proven experience, breadth of products, and financial strength to empower financial services companies' Enterprise eFinance strategy. Additional information about S1 is available at www.s1.com.

CONTACT:       Sterling Hager, Inc. for S1 Corporation
               Tracey Frederickson
               617-926-6665 ext. 241
               tfrederickson@sterlinghager.com

               or

               Investor Relations for S1 Corporation
               Nancy O'Donnell
               404-923-3500
               nancy.odonnell@s1.com